EXHIBIT 5.1
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                                                   PRICEWATERHOUSECOOPERS LLP
                                                   CHARTERED ACCOUNTANTS
                                                   Pricewaterhousecoopers Place
                                                   250 Howe Street, Suite 700
                                                   Vancouver, British Columbia
                                                   Canada V6C 3S7
                                                   Telephone +1 604 806 7000
                                                   Facsimile +1 604 806 7806



                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We hereby consent to the incorporation by reference in the registration statement on Form F-10 (the "Registration Statement") of Teck Cominco Limited (the "Company") of our auditors' report dated February 4, 2005, on the consolidated balance sheets of the Company as at December 31, 2004 and December 31, 2003 and the consolidated statements of earnings, retained earnings and cash flows for the years then ended and of our report dated February 4, 2005 to the Board of Directors of the Company with respect to Supplementary Information Required under U.S. GAAP as at December 31, 2004 and 2003 and for each of the years in the three-year period ended December 31, 2004.

We also consent to the references to us under the headings "Experts" and "Documents Filed as Part of the Registration Statement" in the Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP

Chartered Accountants
Vancouver, British Columbia, Canada

June 21, 2005








PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.